UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 27, 2010, the Board of Directors of RealNetworks, Inc. appointed Janice Roberts as a non-employee director. Following Ms. Roberts' appointment as a director, the Board consists of nine directors. The Board also appointed Ms. Roberts to serve as a member of the Compensation Committee of the Board.

Ms. Roberts has served as a Managing Director of Mayfield Fund, a Silicon Valley-based venture capital firm, since 2000. Ms. Roberts’ current areas of investment interest include mobility, wireless communications, networking and consumer companies. From 1992 to 2002, Ms. Roberts was employed by 3Com Corporation, a networking company that was acquired by Hewlett Packard in April 2010, where she held various executive positions, most recently serving as President of 3Com Ventures, the investment division of 3Com Corporation, and Senior Vice President, Business Development and Global Marketing. Ms. Roberts managed a number of the new business initiatives at 3Com, including its Palm Computing subsidiary. Previously, Ms. Roberts was managing Director and President of BICC Data Networks Ltd., which was acquired by 3Com in 1992. Ms. Roberts’ early career was based in Europe and included various technology-related marketing and general management positions. Ms. Roberts serves on the boards of several private companies and the advisory boards of the Forum for Women Entrepreneurs and Executives, Illuminate Ventures, INSEAD Business School West Coast Council, and SALT Branding. Ms. Roberts is actively involved with the Center for Entrepreneurial Studies at the Stanford School of Business. She holds a Bachelor of Commerce degree (Honours) from the University of Birmingham in the United Kingdom.

Ms. Roberts will be paid a retainer in the amount of $8,750 per quarter for her services as a director. Ms. Roberts will also receive $1,000 for participation in each Board meeting and each meeting of a Board committee. Pursuant to the RealNetworks, Inc. 2007 Director Compensation Stock Plan, a sub-plan administered under the Company’s 2005 Stock Incentive Plan, as amended and restated (the "2005 Plan"), Ms. Roberts may elect to receive all or a portion of the cash compensation payable to her in shares of RealNetworks common stock. Ms. Roberts will also receive equity awards under the 2005 Plan on the third business day following each annual meeting of shareholders consisting of (i) nonqualified stock options to purchase 25,000 shares of RealNetworks common stock (the "Options") that, once vested, will remain exercisable for three years following a director’s separation from the Board or until the Options’ earlier expiration, and (ii) restricted stock units ("RSUs") valued at $45,000 on the grant date. The Options and RSUs will vest monthly in equal increments over a twelve month period following the award’s grant date, with the RSU share distribution date occurring on the first anniversary of the grant date. Directors who have served on the Board for less than twelve months at the time of the annual meeting of shareholders will receive Options and RSUs that are pro-rated based on the number of completed months of service leading up to the annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

September 2, 2010	By:	/s/ Tracy D. Daw

Name: Tracy D. Daw
Title: VP, Deputy General Counsel and Corporate Secretary